                        AMERICAN DENTAL PARTNERS, INC.

                   SUBORDINATED DEBENTURE PURCHASE AGREEMENT

                          Dated as of January 8, 1996

                        AMERICAN DENTAL PARTNERS, INC.

                   SUBORDINATED DEBENTURE PURCHASE AGREEMENT

                          Dated as of January 8, 1996

                                     INDEX
                                     -----

                                     Page
                                     ----

ARTICLE I
---------
     Purchase and Sale of Debentures..............................  1
     -------------------------------

     1.1      Purchase and Sale of Subordinated Debentures........  1
     1.2      Availability of Debentures..........................  1
     1.3      Closing.............................................  2
     1.4      Use of Proceeds.....................................  3
     1.5      Description of Debentures...........................  4

ARTICLE II
----------

     Representations and Warranties of the Company................  5
     ---------------------------------------------

     2.1      Organization and Corporate Power....................  5
     2.2      Authorization.......................................  6
     2.3      Government Approvals................................  6
     2.4      Authorized and Outstanding Stock....................  6
     2.5      Subsidiaries........................................  6
     2.6      Financial Information...............................  7
     2.7      [Intentionally Omitted].............................  7
     2.8      Litigation..........................................  7
     2.9      Compliance with Laws and Other Instruments..........  7
     2.10     Taxes...............................................  8
     2.11     Real Property.......................................  8
     2.12     Personal Property...................................  9
     2.13     Patents, Trademarks, etc............................  9

     2.14     Agreements of Directors,
              Officers and Employees..............................  10
     2.15     Governmental and Industrial Approvals...............  10
     2.16     Federal Reserve Regulations.........................  10
     2.17     Contracts and Commitments...........................  10
     2.18     Intentionally Omitted...............................  11
     2.19     Registration Rights.................................  11
     2.20     Insurance Coverage..................................  11
     2.21     Employee Matters....................................  11
     2.22     No Brokers or Finders...............................  12
     2.23     Transactions with Affiliates........................  12
     2.24     Assumptions, Guarantees, etc. of Indebtedness
              of Other Persons....................................  12
     2.25     Restrictions on Subsidiaries........................  12
     2.26     Disclosures.........................................  12

ARTICLE III
-----------

     Affirmative Covenants of the Company.........................  13
     ------------------------------------

     3.1      Accounts and Reports................................  13
     3.2      Payment of Taxes....................................  14
     3.3      Maintenance of Key Man Insurance....................  14
     3.4      Compliance with Laws, etc...........................  15
     3.5      Inspection..........................................  15
     3.6      Corporate Existence; Ownership of
              Subsidiaries........................................  15
     3.7      Compliance with ERISA...............................  16
     3.8      Board Approval......................................  16
     3.9      Financings..........................................  16
     3.10     Meetings of the Board of Directors..................  16
     3.11     Rule 144A Information...............................  16

ARTICLE IV
----------
     Negative Covenants of the Company............................  16
     ---------------------------------

     4.1      Investments in Other Persons........................  16
     4.2      Distributions.......................................  17
     4.3      Dealings with Affiliates............................  18
     4.4      Merger..............................................  18
     4.5      Option Shares.......................................  18
     4.6      No Conflicting Agreements...........................  19
     4.7      Restriction of Investments..........................  19
     4.8      Financial Covenants.................................  19

ARTICLE V
---------

     Investment Representations...................................  19
     --------------------------

     5.1      Representations and Warranties......................  19


ARTICLE VI
----------

     Subordination of Debentures..................................  21
     ---------------------------

     6.1      Agreement to Subordinate............................  21
     6.2      The Company's Obligations Unconditional.............  21

ARTICLE VII
-----------

     Conditions of Purchasers' Obligation.........................  22
     ------------------------------------

     7.1      Effect of Conditions................................  22
     7.2      Representations and Warranties......................  22
     7.3      Performance.........................................  22
     7.4      No Material Adverse Change..........................  22
     7.5      Equity Financing....................................  22

ARTICLE VIII
------------
     Conditions of the Company's Obligation.......................  22
     --------------------------------------

ARTICLE IX
--------------------

     Defaults and Remedies........................................  23
     ---------------------

     9.1      Events of Default; Acceleration.....................  23
     9.2      Recision of Acceleration............................  25

ARTICLE X
---------

     Certain Definitions..........................................  25
     -------------------

ARTICLE XI
----------

     Miscellaneous................................................  29
     -------------

     11.1     Debenture Payments..................................  29
     11.2     Form, Registration, Transfer and
               Exchange of Debentures.............................  29
     11.3     Survival of Representations.........................  30
     11.4     Parties in Interest.................................  30
     11.5     Debentures Owned by Affiliates......................  30
     11.6     Amendments and Waivers..............................  30
     11.7     Notices.............................................  31
     11.8     Expenses............................................  31
     11.9     Counterparts........................................  32
     11.10    Effect of Headings..................................  32
     11.11    Adjustments.........................................  32
     11.12    Governing Law.......................................  32

EXHIBITS
--------

     A        Form of Subordinated Debenture

                                January 8, 1996



To:  Summit Subordinated Debt Fund, L.P.
     Summit Investors III, L.P.
     600 Atlantic Avenue, Suite 2800
     Boston, Massachusetts  02210-2227

Re:  Subordinated Debentures
     -----------------------

Gentlemen:

     American Dental Partners, Inc., a Delaware corporation (the "Company"), hereby agrees with you as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF DEBENTURES
                        -------------------------------

     1.1  Purchase and Sale of Subordinated Debentures.  From time to time
          --------------------------------------------
hereafter, at one or more Closings (as herein defined), the Company will sell to you (the "Purchasers"), and the Purchaser shall purchase from the Company, up to an aggregate principal amount of $15,000,000 of 12% Subordinated Debentures of the Company (the "Debentures"). The Debentures shall be in the form of Exhibit A
                                                                       ---------
attached hereto. Each Purchaser commits to purchase Debentures in the aggregate principal amount set forth on Schedule 1.1 hereto.
                              ------------

     1.2  Availability of Debentures.  In addition to the other terms and
          --------------------------
conditions set forth herein, the obligation of the Purchasers to purchase the Debentures shall be subject to the following understandings and agreements:

          (a) Pursuant to the terms of a certain Series A and Series B Preferred Stock Purchase Agreement of even date (the "Preferred Stock Purchase Agreement") the Purchasers named therein have agreed to purchase up to $7,900,000 of the Company's Series A Convertible Preferred Stock and $7,000,000 of the Company's Series B Preferred Stock

(together with the Series A Convertible Preferred Stock, the "Preferred Stock"). The Purchasers shall have no obligation to purchase any Debentures hereunder unless and until all of the Preferred Stock has been purchased in accordance with the terms of the Preferred Stock Purchase Agreement.

          (b) For each Debenture purchased by the Purchasers, the Company shall issue to the Purchasers, for no additional consideration in excess of par value, shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). The number of shares so issued shall be determined in accordance with the formula set forth in the partnership agreement of Summit Subordinated Debt Fund, L.P. as it exists on the date hereof.

          (c) The Company shall be under no obligation to issue any Debentures, but the Company may not issue subordinated indebtedness to any other Person on terms less favorable to the Company than those upon which the Purchasers are willing to purchase Debentures.

          (d) The obligation of the Purchasers to purchase Debentures shall terminate automatically, without any action on the part of the Purchasers or the Company, in the event of termination of the obligation of the investors named in Preferred Stock Purchase Agreement to purchase Preferred Stock.

     1.3  Closing.  Subject to the satisfaction or waiver of the conditions set
          -------
forth in Articles VII and VIII hereof, the Debentures shall be sold at one or more closings (individually, a "Closing" and collectively the "Closings") to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110. Each Closing shall be held not later than three (3) Business Days after written notice (a "Purchase Notice") shall be given by the Company to the Purchasers as herein provided. Each Purchase Notice shall specify the following:

          (i) The aggregate consideration to be paid by the Purchasers for the Debentures to be sold at such Closing;

          (ii) The equity interest in the Company, if any, to be issued to the Purchasers at such Closing in connection with the purchase by the Purchasers of the Debentures, and the consideration, if any, to be paid for such equity;

          (iii)  The date on which such Closing shall occur.

Each Purchase Notice shall be accompanied by an Officer's Financing Certificate (as defined in Section 1.4). In no event shall the Purchasers be required to purchase less than an aggregate of $1,000,00 in principal amount of Debentures, and there shall be no more than five Closings in total. In no event shall the Purchasers be obligated to purchase any Debenture after the fifth anniversary of the execution of this Agreement. Payment at each Closing for the Debentures shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Debentures to be acquired by it at the Closing as is described in the Purchase Notice. At each Closing, the Company will deliver to each Purchaser one or more certificates representing the Debentures purchased by such Purchaser, in such denominations as may be requested by such Purchaser.


     1.4  Use of Proceeds.  Proceeds from the purchase of Debentures shall be
          ---------------
used as follows:

          (a) Proceeds of the Debentures shall be used to fund the acquisition, consolidation, management and operation of dental clinics and related professional services (collectively "Clinics"), and for general working capital.

          (b) The Company shall be entitled to pursue acquisitions of Clinics on such terms and conditions as the Board of Directors of the Company shall, from time to time deem necessary or desirable; provided, however, no such Clinic may be acquired without the consent of the Purchasers who have purchased or committed to purchase Debentures representing a majority of the principal amount of all Debentures unless each of the following conditions (the "Financing Conditions") shall have been satisfied:

               (i) the total purchase price of such Clinic (including cash and other property and the present value of any notes or contingent payments to be made) shall not exceed six times such Clinic's annualized EBITDA, which annualized figure shall be determined based upon the Clinic's EBITDA for the six months ended immediately prior to the date of the proposed acquisition; and

               (ii) at the time of the request for the financing for such acquisition, the Company shall not be in default under the terms of any indebtedness for borrowed money owed to any bank or other financial institution and shall not be in default under the terms of this Agreement; and

               (iii) for the twelve months ended as of the last day of the month immediately preceding the month in which such acquisition is scheduled to close, the Company and its Subsidiaries shall have had EBITDA in excess of $1; provided, however, that with respect to any sale of Debentures during the period of twelve months commencing on execution of this Agreement, the condition set forth in this clause (iii) shall be deemed to have been satisfied if the historical EBITDA of the Clinic which the Company proposes to purchase, measured for the twelve months ending as of the month immediately preceding the month in which the acquisition is proposed to be completed and excluding any expenses associated with the prior shareholders of the Clinic which will not continue after the acquisition, exceeds $1.

          (c) In connection with each Purchase Notice, the President and Chief Financial Officer of the Company shall deliver to the Purchasers an Officer's Certificate ("Officer's Financing Certificate") confirming that the conditions set forth in Section 1.4 (including in the event proceeds will be used to fund the acquisition of one or more clinics, as specified in Section 1.4(b)) shall have been satisfied with respect to such acquisition.

          (d) The Company may finance the purchase of Clinics through secured indebtedness received from one or more banks or other financial institutions, and through debt financing supplied by the owner of such a Clinic; provided, however, that in no event shall the Company be entitled to fund any such acquisition using subordinated indebtedness from any third party (other than the owner of a Clinic) unless such indebtedness is made available to the Company on terms more favorable to the Company than those on which the Purchasers are willing to Purchase the Debentures.

     1.5  Description of Debentures.  The Debentures shall have the following
          -------------------------
terms, and shall be entitled to the following rights and benefits:

          (a) The principal amount of the Debenture shall be payable in three equal installments on the sixth, seventh and eighth anniversaries of the date of execution of this Agreement. The Debentures shall be prepaid in full upon consummation of a Liquidity Event (as herein defined). The Company may prepay the Debentures from time to time in whole or in installments of $500,000, without premium or penalty. Each such prepayment shall be preceded by two Business Days' notice. Any partial prepayment of the Debentures shall be allocated among all holders of Debentures pro rata in proportion to the
                                          --- ----
principal amount of the Debentures held by each. Any prepayment shall be applied against installments of principal in inverse order of maturity.

          (b) The Debentures shall bear interest on the outstanding principal balance from the date of issuance until the date of payment of principal in full. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed, on the unpaid principal amount of the Debentures at the rate of twelve percent (12%) per annum. Interest shall be payable on each March 31, June 30, September 30, and December 31 for the respective three month period ending on such date, commencing with the first such date following issuance of Debentures.

          (c) In the event that the principal amount of the Debentures is not paid when due and payable (whether at stated maturity, by acceleration or otherwise), the interest on such principal amount shall thereafter be increased to fourteen percent (14%) per annum.

          (d) All payments of principal and interest on the Debentures shall be made by the Company in lawful money of the United States of America in immediately available funds (or at the request of the holder of a Debenture, by certified or bank check or wire transfer) on the date such payment is due.

          (e) The indebtedness evidenced by the Debentures shall be junior and subordinate in right of payment to all Senior Debt, as that term is defined in
Article X hereof, as set forth in Article VI and in any Subordination Agreement entered into in accordance with that Article.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     In order to induce the Purchaser to purchase the Debentures, the Company makes the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all respects as of the date of each Closing, except to the extent such representation or warranty expressly refers to an earlier date or the disclosure schedules hereto have been updated to reflect any exception thereto attributable to an action of the Company not prohibited hereunder, including without limitation the consummation of the acquisition of one or more Clinics:

     2.1  Organization and Corporate Power.  The Company and each of its
          --------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary except where the failure so to qualify would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     2.2  Authorization.  The Company has all necessary corporate power and has
          -------------
taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Debentures. The issuance of the Debentures will not require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms.

     2.3  Government Approvals.  No consent, approval, license or authorization
          --------------------
of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Debentures, except for those which have already been made or granted.

     2.4  Authorized and Outstanding Stock.  On the date hereof, before giving
          --------------------------------
effect to the first Closing, the authorized capital stock of the Company will consist of (i) 1,000,000 shares of Common Stock, of which 50,000 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 2.4 attached hereto; and (ii) 470,000 shares of Preferred
         ------------
Stock, of which (x) 400,000 shares will have been designated as Series A Preferred Stock with the rights, terms and privileges set forth in Exhibit A to
                                                                   ---------
the Preferred Stock Purchase Agreement, and of which no shares will be issued or outstanding; and (y) 70,000 shares will have been designated as Series B Preferred Stock with the rights, terms and privileges set forth in Exhibit A to
                                                                   ---------
the Preferred Stock Purchase Agreement, and of which no shares will be issued or outstanding. There are no treasury shares held by the Company. All issued and outstanding shares of capital stock are, and when issued in accordance with the terms hereof, all Purchased Shares and Conversion Shares issued when issued in accordance with the Preferred Stock Purchase Agreement will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws and except for those imposed pursuant to this Agreement or any Related Agreement.

     2.5  Subsidiaries.  Except as set forth in Schedule 2.5, the Company has no
          ------------                          ------------
Subsidiaries nor any investment or other interest in, or any outstanding loan or advance to or from, any Person, including, without limitation, any officer, director or shareholder. Except as set forth on Schedule 2.5, the Company owns
                                                ------------
of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

     2.6  Financial Information. As of the date hereof: (a) the Company has been
          ---------------------
newly formed for the purpose of exploring acquisition opportunities relating to dental clinics and other specialty practice groups; and (b) the Company has no assets or liabilities other than those associated with its formation, the negotiation herein contemplated, and the consideration of selected acquisitions.

     2.7  [Intentionally Omitted]

     2.8  Litigation.  Except as otherwise set forth on Schedule 2.8, there is
          ----------                                    ------------
no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or affecting any of the Company's or such Subsidiary's properties or assets, or against any officer, key employee or shareholder of the Company or any Subsidiary in his capacity as such, which litigation, proceeding, or investigation is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation is reasonably likely to be properly instituted with any substantial chance of recovery where such recovery would likely have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary, nor any officer, key employee or shareholder of the Company or any Subsidiary in his capacity as such is, to the knowledge of the Company, in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which may materially and adversely affect the business or assets of the Company and its Subsidiaries, taken as a whole.

     2.9  Compliance with Laws and Other Instruments.  The Company and its
          ------------------------------------------
Subsidiaries are in compliance with all of the provisions of this Agreement and of its charter and by-laws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which any of them is bound or to which any of them or any of their respective properties are subject, except in any case, where noncompliance would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Neither the execution, delivery or performance of this Agreement, nor the offer, issuance, sale or delivery of the Debentures on the terms of this Agreement, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company or any Subsidiary pursuant to any provision of the Company's or such Subsidiary's charter or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company or any Subsidiary is bound or to which the Company or any Subsidiary or any of their respective properties are subject, which violation, breach, default or imposition would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or, to the knowledge of the Company, will cause the Company or any Subsidiary to lose the benefit of any material right or privilege it presently enjoys or cause any Person who is expected to normally do business with the Company or any Subsidiary to discontinue to do so on the same basis, which discontinuation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     2.10  Taxes.  The Company and each of its Subsidiaries has filed all tax
           -----
returns (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns, except for any failure to file or establish reserves which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No deficiencies for any tax are currently assessed against the Company or any Subsidiary, which deficiencies are material to the Company and its Subsidiaries, taken as a whole, and except as set forth on Schedule 2.10, no tax returns of the Company or any Subsidiary have ever been audited, and, to the knowledge of the Company, there is no such audit pending or contemplated. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the material assets, properties or business of the Company. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

     2.11  Real Property.
           -------------

           (a)  Schedule 2.11 sets forth the addresses and uses of all real
                -------------
property that the Company or any Subsidiary owns, leases or subleases, and any material lien or encumbrance on any such owned real property or the Company's or Subsidiary's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, and the lease term.

           (b)  Except as set forth on Schedule 2.11, the Company or its
                                       -------------
Subsidiary, as the case may be, has good and marketable title to, and owns free and clear of all material liens and encumbrances, all property listed as owned by the Company or any Subsidiary on Schedule 2.11, and there is no violation of
                                    -------------
any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property owned, leased or subleased by the Company or any Subsidiary, which violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

           (c) There are no defaults by the Company or any Subsidiary which are reasonably likely to curtail in any material respect the present use of the Company's or such Subsidiary's property listed on Schedule 2.11. The
                                                  -------------
performance by the Company of this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.
                    -------------

     2.12  Personal Property.  Except as set forth on Schedule 2.12 and except
           -----------------                          -------------
for property sold or otherwise disposed of in the ordinary course of business, the Company and its Subsidiaries own free and clear of any material liens or encumbrances, all of the personal property reflected as owned by the Company and its Subsidiaries in the balance sheet contained in the Unaudited Financial Statements, and all other material items of personal property acquired by the Company and its Subsidiaries through the date hereof. All material items of such personal property are in good operating condition, normal wear and tear excepted.

     2.13  Patents, Trademarks, etc.  Set forth on Schedule 2.13 is a list and
           -------------------------               -------------
brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications trade names and copyrights owned by or registered in the name of the Company or any Subsidiary, or of which the Company or any Subsidiary is a licensor or licensee or in which the Company or any Subsidiary has any material right, and in each case a brief description of the nature of such right. The Company and its Subsidiaries own or possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of their business as conducted, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened), which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No claim is pending or, to the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company or any Subsidiary otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary, and there is no known basis for any such claim (whether, or not pending or threatened), which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, all technical information developed by and belonging to the Company and its Subsidiaries which has not been patented or copywritten has been kept confidential, except for any such information the disclosure of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     2.14  Agreements of Directors, Officers and Employees.  To the knowledge of
           -----------------------------------------------
the Company, no director, officer or employee of or consultant to the Company or any Subsidiary is in violation of any material terms of any written employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other written contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company or such Subsidiary because of the nature of the business conducted by the Company or such Subsidiary, or relating to the use of trade secrets or proprietary information of others.

     2.15  Governmental and Industrial Approvals.  The Company and each of its
           -------------------------------------
Subsidiaries has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company and such Subsidiaries to conduct their respective businesses as presently conducted, except to the extent the failure to acquire same would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, except to the extent the failure of same to be in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and none of such permits, licenses, orders, franchises or other rights and privileges will be materially and adversely affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

     2.16  Federal Reserve Regulations.  Neither the Company nor any of its
           ---------------------------
Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Purchased Shares and Warrants will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     2.17  Contracts and Commitments.  Except as set forth on Schedule 2.17
           -------------------------                          -------------
attached hereto or in the Related Agreements, neither the Company nor any Subsidiary has any contract, obligation or commitment which is material or which involves a potential material commitment or any stock redemption or stock purchase agreement, financing agreement, license, lease, or stock option plan. For purposes of this Section 2.17, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company or any Subsidiary in excess of $50,000 or might result in payments to the Company or any Subsidiary in excess of $50,000.

     2.18  [INTENTIONALLY OMITTED]

     2.19  Registration Rights.  The Company has not granted any rights relating
           -------------------
to registration of its capital stock under the Act or state securities laws other than those contained in this Agreement or the Registration Rights Agreement of even date.

     2.20  Insurance Coverage.  Schedule 2.20 hereto contains an accurate list
           ------------------   -------------
of the insurance policies currently maintained by the Company and its Subsidiaries. Except as described on Schedule 2.20, there are currently no
                                     -------------
claims pending against the Company or any Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company and its Subsidiaries, except for any claims which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and all premiums due and payable with respect to the policies maintained by the Company and its Subsidiaries has been paid to date.

     2.21  Employee Matters.  Except as set forth on Schedule 2.21, neither the
           ----------------                          -------------
Company nor any Subsidiary has in effect any material written employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements. Except as set forth on Schedule 2.21, the Company has no knowledge that any of the officers or other
   -------------
key employees of the Company or any Subsidiary presently intends to terminate his employment. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company and each Subsidiary is in material compliance with the terms of all plans, programs and agreements listed on Schedule 2.21, and
                                                          -------------
each such plan, program or agreement is in compliance in all material respects with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as set forth on Schedule 2.21, no such plan or program has engaged in any "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such plan or program, and neither the Company nor any Subsidiary has or has maintained any group health plan subject to Section 4980B of the Code or Section 162(i) or (k) of the Code as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended by the Technical and Miscellaneous Revenue Act of 1988. With respect to each plan listed on

Schedule 2.21, all required filings, including all filings required to be made
-------------
with the United States Department of Labor and Internal Revenue Service, have been timely filed, except to the extent the failure to so file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     2.22  No Brokers or Finders.  No person has or will have, as a result of
           ---------------------
the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its Subsidiaries.

     2.23  Transactions with Affiliates.  Except as contemplated by this
           ----------------------------
Agreement or the Related Agreements or as set forth on Schedule 2.23, there are
                                                       -------------
no loans, leases or other continuing transactions between the Company or any Subsidiary on the one hand, and any officer or director of the Company or any Subsidiary or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand.

     2.24  Assumptions, Guarantees, etc. of Indebtedness of Other Persons.
           --------------------------------------------------------------
Except as set forth on Schedule 2.24, neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     2.25  Restrictions on Subsidiaries.  Except as set forth on Schedule 2.25,
           ----------------------------
there are no restrictions on the Company or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets between the Company and any of its Subsidiaries or between any Subsidiaries of the Company.

     2.26  Disclosures.  Neither this Agreement, any Schedule or Exhibit to this
           -----------
Agreement, nor any other agreement, document or written statement made by the Company and furnished by the Company to the Purchasers in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III

                     AFFIRMATIVE COVENANTS OF THE COMPANY
                     ------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the date hereof and until the Debentures have been paid in full:

     3.1  Accounts and Reports.  The Company will, and will cause each of its
          --------------------
Subsidiaries to, maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser the information set forth in this Section 3.1.

          (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by an independent public accountant of national recognition selected by the Board of Directors of the Company and reasonably acceptable to Purchasers.

          (b) Within thirty (30) days after the end of each calendar month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

          (c) At the time of delivery of each monthly and annual statement, a certificate, executed by the either the president or chief financial officer of the Company stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement or, if such officer has such knowledge, specifying such default.

          (d) Prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 3.8, in form consistent with good business practice.

          (e) Promptly upon receipt thereof, any written report, so called "management letter", and any other communication submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;

          (f) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

          (g) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company (or any Subsidiary) shall send or make available generally to the shareholders of the Company as such or to the Commission; and

          (h) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchaser may from time to time reasonably request.

     3.2  Payment of Taxes.  The Company will pay and discharge (and cause any
          ----------------
Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

     3.3  Maintenance of Key Man Insurance.  The Company will, at its expense,
          --------------------------------
use all reasonable efforts to obtain within thirty (30) days of the date hereof and thereafter maintain a life insurance policy with a responsible and reputable insurance company payable to the Company on the life of Gregory A. Serrao in the face amount of $1,000,000. The Company will maintain such policy and will not cause or permit any assignment of the proceeds of such policy and will not borrow against such policy. The Company will add one designee of the Purchasers as a notice party to such policy, and will request that the issuer of such policy provide such designee with ten (10) days' notice before such policy is terminated

(for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

     3.4  Compliance with Laws, etc.  The Company will comply (and cause each of
          -------------------------
its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which could materially adversely affect the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     3.5  Inspection.  At any reasonable time during normal business hours and
          ----------
from time to time, but not more frequently than once every six months for all Purchasers and transferees of Purchasers as a group, upon five (5) days prior written notice, the Company (and each of its Subsidiaries) will permit any one or more of the Purchasers who then own, of record or beneficially, or have the right to acquire, any of the Conversion Shares, or any transferee of a Purchaser who owns, of record or beneficially, or has the right to acquire, at least five percent (5%) of the then outstanding Common Stock, or any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any confidential or proprietary information of the Company or any of its Subsidiaries disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose other than reviewing and analyzing the operations, or condition of the Company or its Subsidiaries. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law in its capacity as a shareholder of the Company.

     3.6  Corporate Existence; Ownership of Subsidiaries.  The Company will, and
          ----------------------------------------------
will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries, taken as a whole. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

     3.7   Compliance with ERISA.  The Company will comply, (and cause each of
           ---------------------
its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 3068 of ERISA to attach to the assets of the Company or any of its Subsidiaries if the lien would be material to the Company or its Subsidiaries, taken as a whole.

     3.8   Board Approval.  Prior to the end of each fiscal year, the Company
           --------------
will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

     3.9   Financings.  The Company will promptly provide to the Board of
           ----------
Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any proposed financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     3.10  Meetings of the Board of Directors.  The Directors shall schedule
           ----------------------------------
regular meetings not less frequently than once every calendar quarter. The Company shall reimburse the Purchasers for all direct out-of-pocket expenses incurred by any director designee of the Purchasers in attending such meetings.

     3.11  Rule 144A Information.  Subject to the Related Agreements, the
           ---------------------
Company shall, upon the written request of any Purchaser, provide to such Purchaser and to any prospective institutional transferee of the Purchased Shares or Conversion Shares designated by such Purchaser, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Act.


                                  ARTICLE IV

             NEGATIVE COVENANTS OF THE COMPANY AND SUMMIT ENTITIES
             -----------------------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) with each of the provisions of this Article IV on and after the date hereof and until the payment of the Debentures in full.

     4.1  Investments in Other Persons.  The Company will not make or permit any
          ----------------------------
Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any Person, except:
            ------

          (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

          (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000;

          (iii) loans or advances from a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

          (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition;

          (v) investments by the Company or a Subsidiary in "money market" fund shares, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or (iv) of this subsection 4.1; and

          (vi) investments by the Company or a Subsidiary constituting an acquisition of a Clinic to the extent permitted under Section 1.4.

     4.2  Distributions.  The Company will not declare or pay any dividends,
          -------------
except dividends payable with respect to the Preferred Stock in accordance with Exhibit A attached to the Preferred Stock Purchase Agreement, purchase, redeem,
---------
retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

          (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

          (ii) complying with any terms of the Preferred Stock as contained in Exhibit A attached to the Preferred Stock Purchase Agreement relating to
     ---------
     the payment of dividends, liquidation preferences or redemption payments on or with respect to the Preferred Stock or redemption of the Preferred Stock; or

          (iii) repurchase of shares from Mr. Serrao pursuant to the terms of his employment agreement with the Company of even date.

     4.3  Dealings with Affiliates.  Except for this Agreement and the Related
          ------------------------
Agreements, the Company will not enter into any transaction including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families, except for advances in reasonable amounts made to employees of the Company or any Subsidiary for valid business purposes.

     4.4  Merger.  The Company shall not, and shall not permit any Subsidiary to
          ------
merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its material accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to any Person, or permit any Subsidiary to do any of the foregoing, (i) except for sales or other dispositions of assets
                                ------
in the ordinary course of business, and (ii) except that (a) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any other wholly owned Subsidiary, (b) any wholly owned Subsidiary may merge into or transfer assets to the Company and (c) the foregoing shall not prohibit, to the extent commercially reasonable, (i) the settlement of accounts which are not reasonably collectible in full at less than the full amount of such accounts, or
(ii) the assignment of such accounts to a third party under terms which allow such third party to retain a portion of the amount collected.

     4.5  Option Shares.  The Company will not issue shares of its capital stock
          -------------
and will not grant any options, rights or warrants to acquire its capital stock, except up to an aggregate of 100,601 shares of Common Stock may be issued to employees of the Company pursuant to the Related Agreements or options granted under a stock option plan approved by the Compensation Committee of the Company's Board of Directors; provided that options for not in excess of 45,045 shares of Common Stock may be issued to Mr. Serrao, and provided further that such options have an exercise price per share that is not less than $2.00. The numbers of shares and exercise price set forth in this Section shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

     4.6  No Conflicting Agreements.  The Company agrees that neither it nor any
          -------------------------
Subsidiary will, without the consent of the Purchasers, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Agreements.

     4.7  Restriction of Investments.  The Purchasers each agree that as long as
          --------------------------
they and Summit Ventures IV, L.P. and Summit Investors III, L.P. collectively hold at least 20% of the issued and outstanding stock of the Company on a fully diluted basis they will not, nor permit their affiliates to, acquire an interest in any company, entity, or venture more than one third of the revenues of which for the preceding twelve months were derived from the ownership, operation or management of providers of dental services or services in the related specialty practices of orthodontics, periodontics, endodontics, pedidontics or oral surgery. The restriction set forth in this Section shall not apply to any investment in a portfolio company which exists as of the date hereof, or to any follow-on investment in such a portfolio company. If the Purchasers under the Preferred Stock Purchase Agreement terminate their commitment to purchase Purchased Shares in accordance with Section 1.6 of that Agreement, the restrictions under this Section 4.7 shall terminate.

     4.8  Financial Covenants.  At such time as the Company incurs Senior Debt
          -------------------
this Agreement shall be amended to include financial covenants with respect to
(i) required EBITDA, (ii) minimum Fixed Charge Coverage Ratios (applying to the ratio of EBITDA to Consolidated Fixed Charges), and (iii) Minimum Debt to Net Worth Ratios (applying to the ratio of Total Liabilities to Net Worth). In the case of each such ratio, the covenants in this Agreement, as amended, shall be at 85% of the levels contained in the corresponding covenants included in the agreement governing the Senior Debt.

                                   ARTICLE V

                          INVESTMENT REPRESENTATIONS
                          --------------------------

     5.1  Representations and Warranties.  Each Purchaser hereby represents and
          ------------------------------
warrants to the Company as follows:

          (a) Assuming due execution and delivery by the Company of the Agreement, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its respective terms;

          (b) Such Purchaser has been advised and understands that the Debentures have not been registered under the Act, on the grounds that no distribution or public offering of the Debentures is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchasers set forth in this Article V;

          (c) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Debentures;

          (d) Such Purchaser is purchasing the Debentures for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of Federal or state securities laws;

          (e) By reason of its business or financial experience, such Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

          (f) Such Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Debentures; provided, however, that nothing in this Section 5.1 shall be deemed to vitiate or limit the representations, warranties and covenants of the Company contained in this Agreement; and

          (g) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

                                  ARTICLE VI

                          SUBORDINATION OF DEBENTURES
                          ---------------------------

     6.1   Agreement to Subordinate.  The Company agrees, and each holder of the
           ------------------------
Debentures by its acceptance thereof agrees, that the Debentures shall be subordinate and junior in right of payment, to the prior payment in full of all Senior Debt. Each Purchaser agrees that upon the request of a holder of Senior Debt, such Purchaser shall enter into such subordination agreement (a "Subordination Agreement") as such holder may reasonably request to evidence the subordination of the Debentures; provided, however, that in no event shall such Subordination Agreement prohibit or limit scheduled payments of principal of or interest on the Debentures unless the Senior Debt is in default, and provided further that such Subordination Agreement shall provide that in the event of a non-payment default under the Senior Debt, holders of Debentures may take action to collect amounts owed under the Debentures, after a commercially appropriate stand down period, and subject to the obligation to pay to the holders of Senior Debt all amounts received until the Senior Debt has been paid in full.

     6.2.  The Company's Obligations Unconditional.  The provisions of this
           ---------------------------------------
Article VI and any Subordination Agreement are for the purpose of defining the relative rights of holders of Senior Debt on the one hand, and the holders of Debentures on the other hand, against the Company and its property. Nothing herein or in any Subordination Agreement shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holders of Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of the principal and interest on the Debentures, in accordance with the terms thereof and the provisions hereof, and to comply with all of its covenants and agreements contained herein; nor shall anything herein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Debenture, subject to any stand down period in Subordination Agreement, and subject to the rights, if any, under any Subordination Agreement of holders of Senior Debt to receive payments and distributions otherwise payable to the holders of Debentures.

                                  ARTICLE VII

                     CONDITIONS OF PURCHASERS' OBLIGATION
                     ------------------------------------

     7.1  Effect of Conditions.  The obligation of the Purchasers to purchase
          --------------------
and pay for the Debentures at each Closing shall be subject at their election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     7.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in this Agreement shall be true and correct in all material respects on the date of such Closing with the same effect as though made on and as of that date, except to the extent that such representations and warranties expressly relate to an earlier date, and the Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.3  Performance.  The Company shall have performed and complied in all
          -----------
material respects with all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to such Closing, and the Purchasers shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     7.4  No Material Adverse Change.  The business, properties, assets or
          --------------------------
condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company that would have a material adverse effect the business, condition or results of operations of the Company.

     7.5  Equity Financing.   The Purchasers named in the Preferred Stock
          ----------------
Purchase Agreement shall have purchased all of the Preferred Stock available for purchase thereunder.


                                 ARTICLE VIII

                    CONDITIONS OF THE COMPANY'S OBLIGATION
                    --------------------------------------

     The Company's obligation to sell the Debentures at each of the Closings shall be subject to the accuracy on the date of the applicable Closing of the representations and warranties of the Purchasers contained in this Agreement and the performance by the Purchasers of all agreements, covenants and conditions contained in this Agreement required to be performed by them at or prior to such Closing.


                                  ARTICLE IX

                             Defaults and Remedies
                             ---------------------

     9.1  Events of Default; Acceleration
          -------------------------------

     An "Event of Default" occurs if:

     (1) The Company defaults in the payment of any principal of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (2) The Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the default continues for a period of ten days after the Company receives notice thereof from the holder of such Debenture; or

     (3) The Company or any Subsidiary shall fail to perform or observe any covenant contained in Article IV of this Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from a Purchaser; or

     (4) The Company or any of its Subsidiaries defaults in the performance or observance of any other agreement, term or condition contained in the Debentures or this Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Company from a Purchaser; or

     (5) The Company or any Subsidiary shall be in default (after the expiration of any applicable grace or cure period) in the payment of any principal of or premium, if any, or interest on any other Indebtedness or obligation with respect to borrowed money the outstanding principal of which is in an aggregate amount greater than $500,000 or shall be in default (after the expiration of any applicable grace or cure period) in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto, and the effect of such default is to cause, or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such indebtedness or other obligation; or

     (6) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case against itself,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D)  makes a general assignment for the benefit of its creditors, or

          (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof, or

     (7) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) provides for relief for the Company or any Subsidiary in an involuntary case,

          (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property, or

          (C)  orders the liquidation of the Company or any Subsidiary,

     (8) A final judgment for the payment of money in an amount in excess of $500,000 shall be rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall nor be effectively stayed) of 30 days after the date on which the right to appeal has expired; or

     (9) Any representation or warranty made by the Company in this Agreement or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

then and in any such case (a) upon the occurrence of any Event of Default described in clause (6) or (7) above, the unpaid principal amount of and accrued interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) upon the occurrence of any other Event of Default (after the applicable grace or cure period), in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.

     Upon the occurrence of any such Event of Default, the holders of Debentures may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the costs and expenses of collection, including without limitation reasonable attorneys' fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     9.2  Rescission of Acceleration.  At any time after any declaration of
          --------------------------
acceleration of all the Debentures shall have been made pursuant to Section 9.1 by any holder or holders of the Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures rescind and annul such declaration and its consequences, provided that (i) the principal of and interest on the Debentures
              --------
which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and Interest on the Debentures which have become due solely by such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

                                   ARTICLE X

                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act" means the Securities Act of 1933, as amended.

     "Agreement" means this Subordinated Debenture Purchase Agreement as from time to time amended and in effect between the parties.

     "Business Day" shall mean day which is not a legal holiday in the Commonwealth of Massachusetts or the City of Boston.

     "Capital Lease" shall mean any lease property, real or personal, in respect of which the present value of the minimum rental commitment would have been required to be capitalized on a balance sheet of the lessee (in accordance with generally accepted accounting principles as then in effect) at the time of the inception thereof.

     "Closing" shall have the meaning set forth in Section 1.3.

     "Consolidated Adjusted Interest Expense" for any period shall mean all interest expense (excluding the portion of any amount payable under Capital Leases that is, in accordance with generally accepted accounting principles, allocable to interest expense and the amortization of deferred debt discount and deferred debt expense) and other amounts which would, in conformity with generally accepted accounting principles, be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company for such period, less consolidated interest income of the Company and its Subsidiaries for such period.

     "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Adjusted Interest Expense for such period and (ii) Consolidated Lease Obligations for such period.

     "Consolidated Lease Obligations" for any period shall mean the aggregate cash payments under all operating and capitalized leases of real and personal property (but excluding any lease which is cancelable without penalty upon less than 31 days notice).

     "Consolidated Net Income" for any period shall mean the consolidated net income (or the net deficit) of the Company and its Subsidiaries for such period (taken as one accounting period), after deducting therefrom any extraordinary gains.

     "Company" means and shall include American Dental Partners, Inc. a Delaware corporation and its successors and assigns.

     "Default" shall mean an Event of Default or any event with notice or lapse of time or both would become an Event of Default.

     "EBITDA" shall mean the consolidated earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles, consistently applied.

     "Event of Default" shall have the meaning set forth in Section 9.1.

     "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with generally accepted accounting principles would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "Liquidity Event" shall mean any one or more of the following: (i) the sale of all of substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, (ii) merger or consolidation of the Company with or into another Person or any transaction or series of related transactions as a result of which those Persons who held all of the capital stock of the Company immediately prior to such transaction failed to hold at least a majority of the voting capital stock of the surviving or resulting corporation immediately after giving effect thereto, (iii) liquidation, dissolution or winding up of the Company or
(iv) consummation of the sale by the Company of securities pursuant to an effective registration statement filed under the Act.

     "Net Worth" shall mean, at any date as of which the amount thereof shall be determined, Total Assets of the Company less Total Liabilities of the Company.
                                        ----

     "Pension Reform Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Permitted Liens" shall mean: (i) Liens for taxes not yet due or payable under law or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided; (ii) carriers', warehouseman's, mechanics, materialmen's, repairmen's and similar Liens arising in the ordinary course of business to secure amounts owing for the provision of goods or services; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) easements, rights of way and similar encumbrances incurred in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or interfere with the ordinary course of business of the Company or any Subsidiary; (v) Liens on goods to secure the payment of the purchase price of such goods; and (vi) Liens existing on the date hereof on equipment used in the ordinary course of business to secure the payment of the cost of acquisition or leasing thereof.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Purchaser" shall have the meaning set forth in Section 1.1.

     "Related Agreement" shall mean the Series A and Series B Preferred Stock Purchase Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the Employment and Non-Competition Agreement, and the Non-Qualified Performance Stock Option Agreement, all of even date, among the Company and the other parties thereto.

     "Senior Debt" shall mean any Indebtedness for borrowed money owed from time to time by the Company to any bank or other financial institution unless such Indebtedness is by its terms expressly subordinate to the Debentures.

     "Subordinated Debt" means all Indebtedness for borrowed money of the Company which by its terms or by law is subordinated in right of payment to the Senior Debt.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined).

     "Total Assets" shall mean, at any particular date, all items which, in accordance with GAAP, would be included in determining total assets as shown on the asset side of a balance sheet of the Company (including long term deferred tax benefits) at the date which Total Assets is to be determined, excluding, however, from the determination thereof (a) all loans to any stockholder, employee or officer of the Company, and all amounts payable to the Company from any of the aforesaid persons, (b) treasury stock and minority interests in other corporations or business organizations, and (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock.

     "Total Liabilities" shall mean, at any particular date, without limitation,
(a) all items (except items of capital stock, partnership interests, capital and capital accounts or paid-in surplus or of retained earnings or prepaid items or deposits) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Company at the date as of which Total Liabilities is to be determined, including, without limitation, all Indebtedness for borrowed money and any lease which in accordance with GAAP would constitute Indebtedness, (b) all Indebtedness at such date secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by the Company is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all outstanding reimbursement obligations at such date of the Company in respect of amounts drawn or available to be drawn on letters of credit, acceptances or similar obligations issued or created for the account of the Company, (d) any withdrawal liability of the Company at such date, whether direct or indirect, absolute or contingent, to a Multi-employer Plan, as that term is defined in the Pension Reform Act and (e) all Indebtedness of others which the Company has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.


                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1.  Debenture Payments.  The Company agrees that, so long as a Purchaser
            ------------------
shall hold any Debentures, it will make payments of principal and interest on any Debenture held by such Purchaser not later than 2:00 p.m., Boston time, on the date such payment is due, in immediately available funds, by credit to the Purchaser's account, as specified in Schedule 1.1 hereto, or such other account or accounts as the
             ------------
Purchaser may designate in writing, notwithstanding any contrary provision contained herein or any Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Debenture. At the election of any subsequent holder of any Debenture which has made the same agreements relating to such Debenture as the Purchaser has made in this paragraph 11.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.

     11.2  Form, Registration, Transfer and Exchange of Debentures. The
           -------------------------------------------------------
Debentures are issuable as registered notes and in denominations of not less than $10,000 or any integral multiple thereof, all at the election of a Purchaser. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Debentures and for transfers of the Debentures. Upon surrender for registration of transfer of any Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Debenture or Debentures of like tenor and of like aggregate principal amount, which new Debenture or Debentures shall each be a registered Debenture. At the option of the holder of any Debenture, such Debenture may be exchanged for other Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at the office of the Company. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Debentures which the holder thereof making the exchange is entitled to receive. Every Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Debenture or such holder's attorney duly authorized in writing. Any Debenture issued in exchange for any Debenture or upon transfer thereof shall carry the rights to unpaid Interest and Interest to accrue which were carried by the Debenture so exchanged or transferred, and neither gain nor loss of Interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of a Purchaser (or, in the case of holders of Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Debenture and
(i) in case of loss, theft or destruction of a Debenture by a holder other than a Purchaser, of indemnity reasonably satisfactory to it or (ii) in the case of the mutilation of any Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.

     11.3  Survival of Representations.  The representations, warranties,
           ---------------------------
covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

     11.4  Parties in Interest.  Except as otherwise set forth herein, all
           -------------------
covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Debentures). The parties agree to maintain in confidence the terms of the purchase of the Debentures hereunder, except that a Purchaser may disclose such terms to its investors in the ordinary course and except that the Company may disclose such terms to its shareholders in the ordinary course.

     11.5  Debentures Owned by Affiliates.  For the purposes of applying all
           ------------------------------
provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified principal amount of Debentures, the Debentures or shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, the Purchaser and any general or limited partner of the Purchaser.

     11.6  Amendments and Waivers.  This Agreement may be amended and the
           ----------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding and each holder of any Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this
Section 11.6, whether or not such Debenture shall have been marked to indicate such consent, but any Debenture issued thereafter shall contain a reference or bear a notation referring to any such consent; provided that notwithstanding
                                               --------
anything in this Section 11.6 to the contrary, without the written consent of
(a) the holder or holders of all Debentures at the time outstanding, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Debenture, or reduce the rate or affect the time of payment of interest with respect to any Debenture, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Debentures required with respect to any consent, amendment or waiver, and
(b) the holder or holders of all Debentures at the time outstanding, no amendment to this Agreement shall affect the provisions of Article VI. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures to each holder of the Debentures and, to the extent practicable, shall consult with holder of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures. The Company will reimburse the Purchaser for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.

     11.7  Notices.  All notices, requests, consents, reports and demands shall
           -------
be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

     The Company:            American Dental Partners, Inc.
                             c/o Summit Partners, L.P.
                             600 Atlantic Avenue
                             Suite 2800
                             Boston, MA  02210-2227
                             Attn.  Gregory A. Serrao, President

     The Purchasers:         The address set forth opposite the Purchaser's name
                             on Schedule 1.1 attached hereto.
                                ------------

     with copy to:           Hutchins, Wheeler & Dittmar
                             A Professional Corporation
                             101 Federal Street
                             Boston, MA  02110
                             Attention:  James Westra

     11.8  Expenses.  Each party hereto will pay its own expenses in connection
           --------
with the transactions contemplated hereby, provided, however, that the Company
                                           --------  -------
shall pay all reasonable costs and expenses of the Purchasers in connection with the investigation, preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including, the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchasers.

     11.9  Counterparts.  This Agreement and any exhibit hereto may be executed
           ------------
in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     11.10  Effect of Headings.  The article and section headings herein are for
            ------------------
convenience only and shall not affect the construction hereof.

     11.11  Adjustments.  All provisions of this Agreement shall be
            -----------
automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

     11.12  Governing Law.  This Agreement shall be deemed a contract made under
            -------------
the laws of the Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such Commonwealth.

                    [Rest of Page Intentionally Left Blank]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                                        Very truly yours,

                                        AMERICAN DENTAL PARTNERS, INC.


                                        By: /s/ Gregory A. Serrao
                                           ------------------------------------
                                            Name:  Gregory A. Serrao
                                            Title:    President


                                        PURCHASERS:

                                        SUMMIT SUBORDINATED DEBT FUND, L. P.

                                        By: Summit Partners Subordinated Fund,
                                             L.P.,
                                            Its General Partner

                                        By: Stamps, Woodsum & Co. III,
                                            Its General Partner

                                        By: /s/ Martin J. Mannion
                                           ------------------------------------
                                            General Partner



                                        SUMMIT INVESTORS III, L.P.


                                        By: /s/ Martin J. Mannion
                                           ------------------------------------
                                            Authorized Signatory

                        FIRST AMENDMENT TO SUBORDINATED
                         DEBENTURE PURCHASE AGREEMENT

     This is an amendment made effective May 1, 1996, to the Subordinated Debenture Purchase Agreement dated January 8, 1996 (the "Agreement"), among American Dental Partners, Inc., a Delaware corporation (the "Company"), Summit Subordinated Debt Fund, L.P., and Summit Investors III, L.P., who hereby agree as follows:

     (S)1.     Definitions.  All capitalized terms used in this amendment which
               -----------
are not otherwise defined herein shall have the respective meanings given those terms in the Agreement.

     (S)2.     Issuances.  The text of Section 4.5 of the Agreement is hereby
               ---------
replaced in its entirety by the following:

     The Company will not issue shares of its capital stock, except for issuances which would not constitute an issuance of New Securities (as defined in (S)5.2 of the Preferred Stock Purchase Agreement), and will not grant any options, rights or warrants to acquire its capital stock, except up to an aggregate of 100,601 shares of Common Stock may be issued to employees of the Company pursuant to the Related Agreements or options granted under a stock option plan approved by the Compensation Committee of the Company's Board of Directors; provided that options for not in excess of 45,045 shares of Common Stock may be issued to Mr. Serrao, and provided further that such options have an exercise price per share that is not less than $2.00. The numbers of shares and exercise price set forth in this Section shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

     (S)3.     Construction.  In the event of any inconsistency between the
               ------------
provisions of this amendment and the provisions of the Agreement, the provisions of this amendment shall control. Except as modified in this amendment, the Agreement shall continue in full force and effect without change. This amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each Party.

     (S)4.     Counterparts.  This amendment may be executed in multiple
               ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.


SUMMIT VENTURES IV, L.P.            SUMMIT INVESTORS III, L.P.


By:  Summit Partners IV, L.P.       By  /s/ Martin J. Mannion
     General Partner                   ------------------------------
                                    Its     General Partner
                                        -----------------------------
     By /s/ Martin J. Mannion
        --------------------------
        General Partner

By:  Stamps, Woodsum & Co. IV
     General Partner


     By /s/ Martin J. Mannion
        --------------------------
        General Partner

AMERICAN DENTAL PARTNERS, INC.



By  /s/ Gregory A. Serrao
   -------------------------------
  Gregory A. Serrao
  President

                        SECOND AMENDMENT TO SUBORDINATED
                          DEBENTURE PURCHASE AGREEMENT

     This is an amendment made effective November 1, 1996, to the Subordinated Debenture Purchase Agreement dated January 8, 1996, as amended May 1, 1996 (the "Agreement"), among American Dental Partners, Inc., a Delaware corporation (the "Company"), Summit Subordinated Debt Fund, L.P., and Summit Investors III, L.P., who hereby agree as follows:

     (S)1.     Definitions.  All capitalized terms used in this amendment which
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are not otherwise defined herein shall have the respective meanings given those terms in the Agreement.

     (S)2.     Accounts and Reports.  The Purchasers hereby waive any non-
               --------------------
compliance by the Company with Section 3.1(b) of the Agreement prior to the date of this amendment.

     (S)3.     Merger.  Clause (ii)(a) of Section 4.4 of the Agreement is hereby
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replaced in its entirety with the following:

               (a) any wholly owned Subsidiary may merge with or into or consolidate with or transfer assets to any other entity which is or becomes a wholly owned Subsidiary,

     (S)4.     Option Shares.  The aggregate share limitation continued in the
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first sentence of Section 4.5 of the Agreement is hereby increased from 100,601 to 150,601.

     (S)5.     Construction.  In the event of any inconsistency between the
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provisions of this amendment and the provisions of the Agreement, the provisions of this amendment shall control. Except as modified in this amendment, the Agreement shall continue in full force and effect without change. This amendment shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each Party.

     (S)6.  Counterparts.  This amendment may be executed in multiple
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counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same amendment.


SUMMIT SUBORDINATED DEBT                SUMMIT INVESTORS III, L.P.
DEBT FUND, L.P.


By:  Summit Partners Subordinated       By  /s/ Martin J. Mannion
     Fund, L.P.                            ------------------------------
     General Partner                    Its     General Partner
                                            -----------------------------


     By:  Stamps, Woodsum & Co. IV
          General Partner


          By /s/ Martin J. Mannion
             --------------------------
             General Partner

AMERICAN DENTAL PARTNERS, INC.



By  /s/  Gregory A. Serrao
   -----------------------------
  Gregory A. Serrao
  President